Exhibit 99.2

 Second Quarter 2021 Earnings Presentation  August 10, 2021

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. In addition, from time to time, Home Point Capital Inc. (“we,” “our,” “us” or the “Company”) or its representatives have made, or may make, forward-looking statements orally or in writing. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to the Company’s future financial performance, the Company’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which the Company operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements, which are based on currently available information, operating plans, and projections about events and trends, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated by forward-looking statements include, among others: the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; competition in the industry in which we operate; our success and growth of our production and servicing activities and the dependence upon our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any cybersecurity risks, cyber incidents and technology failures; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; risks and uncertainties associated with litigation, including any employment, intellectual property, consumer protection, class action and other litigation matters, and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or in government policies on our material vendors with operations in India; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with higher risk loans that we service; risks associated with derivative financial instruments; our ability to foreclose on our mortgage assets in a timely manner or at all; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; legislative and regulatory changes that impact the mortgage loan industry or housing market; and changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or such changes that increase the cost of doing business with such entities. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in documents filed from time to time by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Funded origination volume of more than $25 billion; $97 billion in LTM1 Q2 2021  Second Quarter 2021 Performance    Financial Performance     Net loss of $73 million2, or $(0.53) per share   Quarterly total net revenues of $84 million                 449,000 servicing customers at end of Q2 2021, up 57% from the end of Q2 2020   Servicing portfolio of $124 billion as of June 30, 2021, 86% increase year-over-year                                      Operational Results                               More than 6,700 Broker Partners at quarter end, 55% increase year-over-year  Last twelve months for the period ended June 30th. Second quarter 2021 LTM information is derived from a numerical calculation of our fiscal year 2020 financial information plus first half 2021 financial information less first half 2020 financial information. Home Point Capital does not prepare or present separate LTM financial statements.The net loss in the second quarter was primarily due to lower gain on sale margins as a result of competitive and market pricing pressure, and a $29 million reduction in the mark-to-market fair value, net of hedge, of the mortgage servicing rights portfolio.

 Driving Towards Profitable Growth  4  Unprecedented Operating Environment in Q2’21  Interest rate volatility  Historic pricing dislocation in wholesale channel  Agency pricing/product actions further compressed margins        Executing Strategy to Scale and Optimize our Business   Increasing momentum of broker partner growth  Accelerating productivity and efficiency initiatives  Enhancing partner and customer experience          Diversifying capital markets execution alternatives        Driving Home Point Towards a Baseline Return on Equity of At Least 15%

   5  Restructuring operations through formation of regional support teams aligned with Homepoint’s six regions across the U.S.  New path enables accelerated transformation with focus on three core outcomes: efficiency, experience, and quality  New model integrates “small lender feel” with the technology, resources and capabilities of a large lender  Combines regionalized support with our national platform to help maximize broker efficiency and deliver faster, more personalized customer experience  Homepoint Amplify: A New Service Model  Introduced to Help Mortgage Brokers Thrive in Purchase Market

 Net Income (Loss) ($mm)  Performance Across the Platform in Q2 2021    6  Total Revenue, Net ($mm)  Funded Origination Volume ($bn)  Mortgage Servicing  2.8x  2.5x  Customers (‘000)  Portfolio UPB ($bn)  Third Party Partners  # of Broker Partners  # of Third Party Partners2  1.5x  1  1  1  1  1  1  Last twelve months for the period ended June 30th. Second quarter 2021 LTM information is derived from a numerical calculation of our fiscal year 2020 financial information plus first half 2021 financial information less first half 2020 financial information. Home Point Capital does not prepare or present separate LTM financial statements. Includes correspondent and broker partners combined.  2.9x

 Second Quarter 2021 Financial Results    7  Total revenue, net in the second quarter of $84 million compared to $345 million year-over-year and $422 million in the first quarter of 2021Revenue for the second quarter of 2021 adversely impacted by competitive pressure and agency pricing and product actionsSecond quarter 2021 net loss of $73 million, compared to net income of $169 million year-over-year and $149 million in the first quarter of 2021Net loss primarily due to lower Origination segment revenue including approximately $33 million of adjustments largely related to agency pricing and product actions, and a $29 million reduction in the mark-to-market fair value, net of hedge, of the mortgage servicing rights portfolio

Funded Volume by Channel



Wholesale Funded Volume
($bn)
$7.8
$11.0
$14.1
$19.7
$18.4
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21



Correspondent Funded Volume
($bn)
$3.5
$6.3
$8.6
$8.2
$5.7
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21



Direct Funded Volume
($bn)
$0.4
$0.9
$1.2
$1.5
$1.4
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

- Wholesale funded volume of $18.4 billion in the second quarter of 2021, compared to $7.8 billion year-over-year and $19.7 billion in the prior quarter
  - *Wholesale channel* driven by differentiated business model focused on building broker partnerships, maintaining localized, in-market sales coverage, and delivering continuous process and technology enhancements
- Correspondent volume of $5.7 billion in the second quarter of 2021 versus $3.5 billion year-over-year and $8.2 billion in the first quarter of 2021
  - *Correspondent channel* provides *opportunistic* source of low-cost customer acquisition to drive scale
- Direct volume of $1.4 billion in the second quarter of 2021 compared to $400 million in the year-ago quarter and $1.5 billion in the prior quarter
  - *Direct channel* established in 2019 to focus on retention, and does not conflict with wholesale broker relationships

Home Point Capital 8

Origination Segment Highlights    9  Second quarter Origination segment revenue of $117 million compared to $377 million in the second quarter of 2020 and $347 million in the first quarter of 2021Gain on sale margin attributable to channels, before giving effect to the impact of capital markets activity, was 74 basis points in the second quarter versus 244 basis points in the second quarter of 2020 and 125 basis points in the prior quarterGain on sale margin includes approximately $33 million of adjustments largely related to agency pricing and product actionsSecond quarter contribution margin of $(21) million compared to $304 million year-over-year and $189 million in the prior quarterThird party partner relationships reached 7,380 at the end of the second quarter of 2021, a 50% increase year-over-year, and an 11% increase versus the prior quarterAdded 2,400 broker partners since the end of the second quarter of 2020, and added 715 broker partners since the end of the first quarter of 2021

 Servicing Segment Highlights    10  Servicing portfolio customers of 449,000 at the end of the second quarter of 2021 increased 62% versus the prior year and 10% compared to the first quarter of 2021Loan servicing fees of $86 million in the second quarter of 2021 grew 95% year-over-year and 22% from the first quarter of 2021Servicing segment primary margin was $67 million, up approximately 125% versus $30 million in the year-ago quarter and up 29% versus $52 million in the prior quarterServicing segment contribution margin was $(40) million, versus $(42) million in the year-ago quarter and $65 million in the prior quarter, partially driven by a $29 million decrease in the mark-to-market fair value of the MSR portfolio

 Balance Sheet Highlights    11  $482 million of available liquidity at the end of the second quarter of 2021, including $210 million of cash and cash equivalents and $263 million of undrawn capacity from MSR lines of credit and other credit facilitiesMSR balance of $1.3 billion at June 30, 2021, up 2.5x year-over-year, and up 10% from the prior quarterTotal assets of $8.4 billion at June 30, 2021, compared to $5.3 billion at the end of the second quarter of 2020 and $8.7 billion at March 31, 2021Book value of $709 million at June 30, 2021, compared to $633 million at June 30, 2020, and $782 million at the end of the first quarter of 2021 Total MSR financing capacity increased during the second quarter from $500 million to $1 billionTotal warehouse capacity also increased during the quarter to $7.1 billion at June 30, 2021, up from $6.4 billion at March 31, 2021

 12  Appendix

 Detailed Income Statement    13

 Detailed Balance Sheet    14

 Volume & Margin Detail by Channel    15

 Summary Segment Results    16

 Non-GAAP to GAAP Reconciliations    17

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.   18  Non-GAAP Financial Measures